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                                    FORM OF
                    EMERGING GROWTH ACQUISITION CORPORATION I

                                 166,332 Shares
                          Common Stock, $.001 par value
                  "QUALIFIED INDEPENDENT UNDERWRITER" AGREEMENT


                                                              New York, New York
                                                                October __, 1996

                 The undersigned, Emerging Growth Acquisition Corporation I (the "Company"), a Delaware corporation, hereby agrees with Keane Securities Co., Inc. ("Keane") as follows:

                  1. Introduction. The Company proposes to issue and sell to the public, without the assistance of an underwriter or a placement agent, 166,332 shares of common stock, $.001 par value, of the Company (the "Common Stock") (the "Offering"). Pursuant to Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") Conduct Rules ("Rule 2720") the Company, as an affiliate of NASD members, may participate in the Offering only if the price at which the Shares is to be offered to the public is no higher than the price recommended by a "Qualified Independent Underwriter" (as such phrase is defined by Rule 2720) who participates in the preparation of the registration statement and prospectus relating to the Offering and exercises customary standards of due diligence with respect thereto.

                  As hereinafter used, the term "Registration Statement" means the registration statement on Form SB-2 (No. 333-_______) (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), filed with he Securities and Exchange Commission (the "Commission"), and any amendments thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus (including the form of final prospectus as filed with the Commission) pursuant to Rule 424(b) under the Act and any amendments or supplements thereto, to be used in connection with the Offering.

                  2. Rule 2720 Requirement. Keane hereby confirms its agreement as set forth in Rule 2720 and represents that, as appropriate, it satisfies or will satisfy at the times designated in Rule 2720 the other requirements set forth herein.

                  3. Consent. Keane hereby consents to be named in the Registration Statement and Prospectus as having acted as the "Qualified Independent Underwriter." Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Keane in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the Offering by the Company or any corporation controlling, controlled by or under common control with the Company, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Keane's prior written consent with respect to form and substance.



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                  4. Fees and Expenses. In consideration for Keane acting as
Qualified Independent Underwriter for the Offering, the Company hereby agrees to pay Keane a fee of fifteen thousand dollars ($15,000) and issue Keane warrants to purchase 16,663 shares of Common Stock on the first closing of the sale of the Shares offered by the Prospectus. Such warrants shall have a five-year duration and an exercise price equal to 120% of the initial public offering price per share. If, for whatever reason, it is determined that the Offering shall not proceed, Keane shall not be entitled to receive the above-mentioned fee and warrants but shall be paid in full for its expenses and any amount payable to Keane under Section 7 hereof promptly following any such determination.

                  5. Material Facts. The Company represents and warrants to Keane that at the time the Registration Statement or any amendment or supplement thereto becomes effective, the Registration Statement and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, to and including the date on which payment for and delivery of the Shares (such date being referred to herein as the "Closing Date"), the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such dates, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company further represents and warrants that any further filing, report, document, release or communication which in any way refers to Keane or to the services to be performed by it pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  6. Availability of Information. The Company hereby agrees to provide Keane, at the Company's expense, all information and documentation with respect to the Company's business, financial condition and other matters as Keane may deem relevant, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above mentioned certificates, opinions of counsel and comfort letters shall be provided to Keane as it may request on the effective date of the Registration Statement and on the closing date of the Offering. The Company will make reasonably available to Keane, its auditors, counsel, and officers and directors to discuss with Keane any aspect of the Company or its business which Keane may deem relevant. In addition, the Company, at Keane's request, will cause to be delivered to Keane, copies of any certificates, opinions, letters and reports and shall cause the person issuing such certificates, opinions, letters or reports to authorize Keane to rely thereon to the same extent as if addressed directly to Keane. The Company represents and warrants to Keane that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. In addition, the Company will promptly advise Keane of all telephone conversations with the Commission which relate to or may affect the Offering.



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                  7. Indemnification.

                  (a) Subject to the conditions set forth below, the Company and International Capital Growth, Ltd., an affiliate of the Company ("ICG") hereby agree that they will indemnify and hold Keane and each officer, partner, employee or representative of Keane and each person controlling, controlled by or under common control with Keane within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever (including, but not limited to, any and all legal fees and other expenses and disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever or in appearing or preparing for appearance as a witness in any action, suit or proceeding including any inquiry, investigation or pretrial proceeding such as a deposition) to which such Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing report, document, release or communication, whether oral or written referred to in paragraph 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the breach of any representation or warranty made by the Company in this Agreement, or (v) the performance by Keane as the "Qualified Independent Underwriter" pursuant to this Agreement unless as a direct result of Keane's gross negligence, bad faith or willful misfeasance. The Company and ICG further agree that upon demand by an Indemnified Person at any time or from time to time, they will promptly reimburse such Indemnified Person for, any loss, claim, damage, liability, cost or expense as to which the Company has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by the Company and ICG of fees, expenses or disbursements incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's gross negligence, bad faith or willful misfeasance will be promptly repaid to the Company and ICG.

                  (b) Promptly after receipt by an Indemnified Person under paragraph (a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against the Company under paragraph (a), notify the Company and ICG in writing of the commencement thereof; but the omission to so notify the Company and ICG will not relieve the Company and ICG from any liability which either may have to any Indemnified Person otherwise than under this paragraph 7. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies the Company and ICG of the commencement thereof, the Company and ICG will be entitled to participate therein and, to


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the extent that they may elect by written notice delivered to the Indemnified
Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person: provided, however, that if the defendants in any such action include both the Indemnified Person and the Company and ICG or any corporation controlling, controlled by or under common control with the Company or ICG, or any director, officer, employee, representative or agent of any thereof, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt by the Indemnified Person of notice from the Company and ICG setting forth the Company's and ICG's irrevocable election to assume the defense of such action and approval by the Indemnified Person of such counsel, the Company and ICG will not be liable to such Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless (x) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentences, (y) the Company and ICG, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or
(z) the Company and ICG shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of the Company and ICG, and except that, if clause (x) or (z) is applicable, such liability shall be only in respect of the counsel referred to in such clause (x) or (z).

                  (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company and ICG to Keane on grounds of policy or otherwise, the Company and ICG and Keane shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigation or defending of same) to which the Company and ICG and Keane may be subject in such proportion so that Keane is responsible for that portion represented by the percentage that its fee under this Agreement bears to the aggregate public offering price appearing on the cover page of the Prospectus and the Company and ICG are responsible for the balance, except as the Company and ICG may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person; provided, however, that (y) in no case shall Keane be responsible for any amount in excess of the fee set forth in paragraph 4 above and (z) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Keane, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Keane and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and ICG, subject in each case to clause (y) of this paragraph (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim


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for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c). The indemnity and contribution agreements contained in this paragraph 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or any termination of this Agreement.

                  8. Outside Directors. The Company hereby covenants that upon consummation of a Business Transaction, as such term is defined in the Company's Registration Statement and Prospectus, the board of directors of the surviving company will include at least two independent directors that are reasonably acceptable to Keane.

                  9. Authorization by Company. The Company represents and warrants to Keane that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company.

                  10. Notice. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addresses (a) if to Keane, at 50 Broadway, New York, New York 10004, Attention: Walter D. O'Hearn, Jr. and (b) if to the Company or ICG, at 660 Steamboat Road, Greenwich, Connecticut 06839, Attention:
Michael Jacobs.

                  11. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction.

                  12. Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, Keane and the Company (and ICG with respect to paragraph 7 hereof) and the controlling persons, directors and officers referred to in paragraph 7 hereof, and their respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.




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         If the foregoing correctly sets forth the understanding between Keane and the Company, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between us.



EMERGING GROWTH ACQUISITION              KEANE SECURITIES CO., INC.
CORPORATION I



By: _______________________________      By: __________________________________


INTERNATIONAL CAPITAL GROWTH, LTD.
(A party solely to Section 7 of this Agreement)


By: _______________________________



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